Section 906 Certification

Martin Gilbert, Chief Executive Officer, and Christian Pittard, Chief Financial Officer, of Aberdeen Australia Equity Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Australia Equity Fund, Inc.	Aberdeen Australia Equity Fund, Inc.

/s/ Martin Gilbert	/s/ Christian Pittard
Martin Gilbert	Christian Pittard

Date: June 30, 2005	Date: June 30, 2005